UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

EVERCORE INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	EVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On July 29, 2025, Evercore LP, a subsidiary of Evercore Inc. (the “Company”), entered into a definitive agreement to acquire Robey Warshaw, a highly successful independent advisory firm headquartered in the United Kingdom. The transaction, which is expected to close at the beginning of the fourth quarter 2025, is subject to customary closing conditions and will involve the issuance of shares of the Company’s class A common stock (“Common Stock”).

In consideration of the acquisition of Robey Warshaw, the definitive agreement provides for the following consideration: (i) upfront consideration of £146,062,500, of which £71,250,000 is payable at closing in Common Stock and £74,812,500 is payable on the first anniversary of closing (in Common Stock and/or cash as agreed between the parties), which corresponds to approximately $196 million, with $96 million payable at Closing and $100 million payable on the first anniversary of closing, and (ii) potential contingent consideration based on the achievement of certain performance thresholds over a multi-year period, which if earned will be paid in Common Stock and/or cash as agreed between the parties, and which will be payable on various dates between closing and shortly following the sixth anniversary of closing.

To the extent that the Company issues any shares of Common Stock, the Company expects to file a Current Report on Form 8-K or otherwise disclose in its quarterly or annual reports on Form 10-Q or 10-K, as applicable, disclosing, among other things, the number of shares of Common Stock actually issued. Any such issuance will be made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company has agreed to file a registration statement (or an amendment or supplement to an existing registration statement) registering any such shares of Common Stock for resale.

Item 7.01.	Regulation FD Disclosure

On July 30, 2025, the Company issued a press release announcing the entry into the definitive agreement to acquire Robey Warshaw. A copy of the press release is furnished as Exhibit 99.1 hereto. The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Evercore Inc., dated July 30, 2025

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE INC.

Date: July 30, 2025

	By:	/s/ Jason Klurfeld
	Name:	Jason Klurfeld
	Title:	General Counsel